As filed with the Securities and Exchange Commission on November 7, 1997
                                                    Registration No. 333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                   Laboratory Corporation of America Holdings
                 (Exact Name of issuer as specified in its charter)

          Delaware                                            13-3757370
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             358 South Main Street
                       Burlington, North Carolina 27215
                                (910) 229-1127
                   (Address of principal executive offices)

                               ---------------

                  Laboratory Corporation of America Holdings
                  1995 Stock Plan for Non-Employee Directors
                           (Full title of the Plan)

                               ---------------

                               Bradford T. Smith
                   Executive Vice President, General Counsel
                  Corporate Compliance Officer and Secretary
                  Laboratory Corporation of America Holdings
                             358 South Main Street
                       Burlington, North Carolina 27215

                    (Name and address of agent for service)
                Telephone number, including area code, of agent
                         for service:  (910) 229-1127

                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                          Proposed    Proposed
                                          Maximum     Maximum
        Title of                          Offering    Aggregate    Amount of
       Securities          Amount to be   Price Per   Offering    Registration
    to be Registered        Registered*    Share**     Price**        Fee
==============================================================================
Common Stock (par value   300,000 shares   $2.4375    $731,250      $252.16
   $.01 per share).....
==============================================================================
* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions
** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on
  November 6, 1997.
==============================================================================

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Laboratory Corporation of America Holdings (the "Company") hereby incorporates herein by reference the Company's Registration Statement on Form S-8 (No. 33-62913) dated September 26, 1995, filed under the Securities Act of 1933 and the contents therein

                                   EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
-----------
 5                 Opinion of Davis Polk & Wardwell
 23.1              Consent of KPMG Peat Marwick LLP
 23.2              Consent of Davis Polk & Wardwell (included in Exhibit 5)
 24                Powers of Attorney

                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on the 7th day of November, 1997.


                                   LABORATORY CORPORATION OF AMERICA HOLDINGS


                                   By     /s/ Thomas P. Mac Mahon
                                     ----------------------------------------
                                     Thomas P. Mac Mahon
                                     Chairman of the Board, President
                                     and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                         Title                                       Date
     ---------                                         -----                                       ----

/s/ Thomas P. Mac Mahon                       Chairman of the Board, President, Chief          November 7, 1997
---------------------------                   Executive Officer and Director
 Thomas P. Mac Mahon

/s/         *                                 Executive Vice President, Chief                  November 7, 1997
---------------------------                   Financial Officer and Treasurer
 Wesley R. Elingburg                          (Principal Accounting and Financial
                                              Officer)

/s/         *                                 Director                                         November 7, 1997
---------------------------
 Jean-Luc Belingard

/s/         *                                 Director                                         November 7, 1997
---------------------------
 Wendy E. Lane

/s/         *                                 Director                                         November 7, 1997
---------------------------
 Robert E. Mittelstaedt, Jr.

/s/         *                                 Director                                         November 7, 1997
---------------------------
 James B. Powell, M.D.

/s/         *                                 Director                                         November 7, 1997
---------------------------
 David B. Skinner, M.D.

/s/         *                                 Director                                         November 7, 1997
---------------------------
 Andrew G. Wallace, M.D.

*By:/s/ Thomas P.Mac Mahon
   ------------------------
   Thomas P. Mac Mahon
   Attorney-in-Fact

                               INDEX TO EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit                                                            Sequentially
 Number                    Exhibit                                 Numbered Page
-------                    -------                                 -------------
 5      Opinion of Davis Polk & Wardwell...........................     7
 23.1   Consent of KPMG Peat Marwick LLP...........................     8
 23.2   Consent of Davis Polk & Wardwell (included in Exhibit 5)...     7
 24     Powers of Attorney.........................................     9